Exhibit 99.2

Greif, Inc.
First Quarter 2024 Earnings Results Conference Call
February 29, 2024

COMPANY PARTICIPANTS
Ole G. Rosgaard – Greif, Inc., President, Chief Executive Officer & Director
Lawrence A. Hilsheimer – Greif, Inc., Chief Financial Officer & Executive Vice President
Matthew Leahy – Greif, Inc., Vice President, Corporate Development and Investor Relations

OTHER PARTICIPANTS
Gabrial Shane Hajde – Wells Fargo Securities, LLC, Research Division
Ghansham Panjabi - Robert W. Baird & Company, Incorporated, Research Division
Michael Edward Hoffman – Stifel, Nicolaus & Company, Incorporated, Research Division

MANAGEMENT DISCUSSION SECTION
Operator
Good day, and thank you for standing by. Welcome to the Greif, Inc. First Quarter 2024 Earnings Conference Call.
Please be advised that today's conference is being recorded. I would now like to hand the conference over to your speaker today, Matt Leahy, Vice President of Corporate Development and Investor Relations. Please go ahead.

Matthew Leahy
Vice President of Corporate Development & Investor Relations
Thanks, and good morning, everyone. Welcome to Greif's Fiscal First Quarter 2024 Earnings Conference Call. This is Matt Leahy, Greif's Vice President of Corporate Development and Investor Relations. And I am joined by Ole Rosgaard, Greif's President and Chief Executive Officer; and Larry Hilsheimer, Greif's Chief Financial Officer.

We will take questions at the end of today's call and in accordance with Regulation Fair Disclosure, please ask questions regarding issues you consider important because we are prohibited from discussing material nonpublic information with you on an individual basis.

Please turn to Slide 2. As a reminder, during today's call, we will make forward-looking statements involving plans, expectations and beliefs related to future events. Actual results could differ materially from those discussed. Additionally, we will be referencing certain non-GAAP financial measures and reconciliation to the most directly comparable GAAP metrics can be found in the appendix of today's presentation. And now I'd like to turn the presentation over to Ole on Slide 3.

Ole G. Rosgaard
President, CEO & Director
Thank you, Matt, and good morning all. Ahead of covering our first quarter results, I would like to briefly recap our strategy and philosophy of how we lead and serve customers. At Greif, we are a purpose-driven company. We create packaging solutions for life's essentials. Our 13,000 colleagues around the world serve as a critical supply chain partner for our customers who are delivering the raw materials, ingredients, foods, beverages, medicines and products that make the world work.

Our packaging helps our customers deliver the juice and ketchup on your table, the paint on your walls, the oil in the car, the furniture in your home, the soles on your shoes, your Amazon boxes and the vitamins or meds that you take. We help our customers do very important work.

Our Build to Last strategy is designed to help us be better stewards of our customers' goods and our vision is to be the best in the world at customer service. The way we do that is through our 4 strategic missions, how we work and the principles that guide how we lead, support and serve our colleagues and customers. We've built a powerful culture and business systems at Greif that both serve as a flywheel to consistently improve our competitive positioning, attract and retain great talent and create value as we grow the business.

Please turn to Slide 4. We believe the future of global industrial packaging will be driven by a focus on sustainable packaging solutions, including recyclable resin-based products. We have aligned our strategy with these broader industry trends and through acquisition and organic investments, we are slowly transforming our portfolio.

The five product groups shown on Slide 4 are the same focus areas communicated at our Investor Day in 2022, and since then, we have made substantial progress on expanding in these verticals. We've executed 3 transactions in small plastics in the past year in Lee, Reliance and IPACKCHEM to build global scale in that important and growing market. We intend to continue to build on our small plastics platform with high-quality, high-margin specialty businesses. Our focus in IBCs centers on building scale regionally at both the manufacturing and the reconditioning level to offer our customers a full life cycle solution of sustainable products and further our circularity mission.

Our acquisition of Centurion Container has significantly increased our mix of washed, rebottled and reconditioned IBCs and all with a growing margin. This business improves both the environment and our economics, a powerful combination. In our Paper Packaging business, our growth is focused on unique, high-margin converting businesses that improve our downstream integration as well as our end market exposures into more stable food, beverage and consumer markets.

Our ColePak acquisition, Dallas sheet feeder and Louisville litho-laminator investments all meet this goal in paper. And while our closures business is predominantly internally focused, we see tremendous potential to grow beyond our current footprint, both organically and through acquisition. In summary, we see a long runway for growth in many of our businesses and intend to continue along this path of transforming our portfolio to meet the market needs and better serve our customers.

Please turn to Slide 5. Now into the first quarter. Volumes remained under pressure in most parts of the world through the quarter, consistent with our expectations and full year guidance. Starting East to West, which is how we normally see volume trends emerge, our APAC business saw some bright spots in the quarter as volumes in our China business improved slightly on both a sequential and year-on-year basis. China manufacturing PMI remained above 50 for all three months in the quarter and lubricants, which are predominantly used by heavy manufacturing customers were the primary improving end market in that region.

In EMEA, we also saw improving lubricants, and end market demand reflected more of the low comparison versus an improving sequential trends as Eurozone PMI remained well below 50 through January. The agricultural and conical markets are still working through some of the year-end 2023 destocking, and we expect those businesses to improve throughout the year.

Our LATAM business primarily serves the agrochemical, juice and beverage industries and is impacted by planting, yield and consumer demand dynamics in those markets. Volumes in that region remain weaker, and we do not at present see any material volume inflections.

North America, still our largest and most diverse region with both rigids and paper packaging remained our weakest market globally in the first quarter. U.S. manufacturing PMIs remain in contraction territory through January, the 14th consecutive month at or below 50. This continued low level of industrial activity has driven GIP volumes down 19% in the quarter and 36% over a 2-year period. This is a truly historic period for our GIP business and makes the results from that team over the past 1.5 years even more impressive. We are excited by the prospects when volume trends inflect.

Our PPS business saw a mix of volume trends with containerboard clearly improving, and our boxboard business still trending down slightly. Overall, it is clear we remain in a difficult point in the cycle, and our teams are doing an excellent job controlling what we can control and focusing on serving our customers. I'm proud of our work this quarter and our continued resilience and commitment as we navigate the tough environments.

I'll now turn you over to Larry to walk through our detailed financial results. Larry?

Lawrence Allen Hilsheimer
Executive VP & CFO
Thank you, Ole, and good morning, everyone. Turning to Slide 6. Greif's first quarter results came in line with our expectations with $128 million of Adjusted EBITDA, a use of Adjusted Free Cash Flow of $48 million. While our team's execution remains solid, the combined effect of extended slow demand and the significant negative price/cost dynamic in our paper business led to a decrease in year-over- year performance. We remain focused on execution, leaning on our value over volume price discipline and cost management with continued focus on cash and working capital.

As Ole covered in his opening remarks, while we are managing through the short-term volume trends, we continue to focus on investments that will help us build a better business long term. One of those investments is our recently launched pilot project with IonKraft, a German-based startup that has developed a unique, chemically-inert and fully recyclable barrier technology for plastic containers.

This partnership is representative of our commitment to innovation in packaging that meets the growing sustainability demands of the marketplace and will enable us to better serve our customers in many end markets, including agrochemicals and food and beverage. Combined with Lee, Reliance and IPACKCHEM, we think the successful outcome with IonKraft will offer our customers a full suite of custom packaging and barrier options and provide multiple growth levers for Greif for years to come.

Let's turn to segment results starting on Slide 7. Our GIP business has continued to trend consistent with the previous few quarters with a sustained low level of demand, offset by strong execution on price and costs. Volumes remain under pressure in most regions throughout the world and order patterns remain tight as customers face limited visibility to their demand improvement. APAC and EMEA volume showed some signs of life on better petrochemical and lubricant demand as manufacturing activity improved in those regions, while North America remains weak.

The GIP team posted solid results given this backdrop with improving gross profit and flat EBITDA margins on lower sales year- over-year. Our team's combined pricing discipline and cost management in GIP, in partnership with our global operations and supply chain teams, drove another quarter of solid margin performance in our seasonally-slow first quarter. I want to thank our global GIP colleagues for another quarter of excellent execution in a very tough environment.

Please turn to Slide 8. Our PPS business executed well in the quarter with improving volume trends in containerboard, offset by weaker box board demand. Corrugated converting volumes were up 3% and containerboard mill volumes were up above that level year-over-year as converting customers began to reorder paper and rebuild low inventory positions as they saw the demand outlook improving in late '23 and early '24.

Our tube and core volumes remained stable sequentially through the quarter but are still down 4% year-over-year. A reminder that the largest end market for tube and core is the paper industry, so we expect that rising mill volumes in containerboard and elsewhere, if they continue, will lift volumes in our URB and tube and core business as well.

On the margin side, our PPS business was challenged in Q1 with a price cost squeeze driven by delayed recognition of our announced price increases combined with rising OCC costs, which rose by $55 per ton or nearly 160% year-over-year for the quarter. The January-published RISI index prices in both containerboard and boxboard were not at all in sync with what we experienced in the market. This is largely due to what we see as a flawed methodology of industry price tracking by the publication.

RISI's survey-based approach of a small and shrinking third-party independent market does not reflect what we see real time in our businesses or with our customers. In a time of the increased use of data and analytics and the ability to track market information using automation or artificial intelligence tools, we struggle to find relevance in a survey-based method with such a small nonrepresentative sample size. Nonetheless, the lack of paper price recognition, coupled with significant cost inflation resulted in a 540 basis point margin squeeze in Q1, which we anticipate will largely recur in Q2, but then improve in the second half as RISI indices better reflect market pricing.

Please turn to Slide 9 for our updated guidance and outlook. Given the lack of any compelling demand inflection, but accounting for the RISI recognized price increase and other modest improvements, we are raising our low-end EBITDA guidance by $25 million to $610 million and maintaining our adjusted free cash flow guidance of $200 million which is reflective of increased CapEx and working capital expectations for the full year.

Our full year 2024 assumptions remain consistent with our guidance from the fourth quarter, namely our expectation for a continuation of current demand trends, no improvement in RISI-published index prices from the recent February publication and no contribution from IPACKCHEM, which is expected to close in our fiscal Q2.

As a reminder, we present our guidance based only on factual evidence available to us at the day we report. We think it makes sense to stick with low-end guidance at this time, and we'll revisit and share our updated view, including possibly introducing a broader guidance range during our next quarter call.

With that, I'll turn things back to Ole for a brief closing.

Ole G. Rosgaard
President, CEO & Director
Thanks, Larry. I will close by simply stating that we continue to demonstrate our ability to control what we can control and drive the business during a down cycle. The investments we are making on Build to Last, to grow and improve all aspects of our business will position us well to better serve our customers and achieve breakout performance when demand returns.

I'm proud of the dedication, commitment and resilience from our global Greif team and excited for what we are building together. We will plan to discuss our business and future in greater detail at an upcoming Investor Day on December 11. Details will be forthcoming, but please make a note in your calendar, December 11.

Before we start the Q&A session, I have an important update for our investors. Matt Leahy is moving into a new position to oversee our Asia Pacific operations; and Bill D'Onofrio, who has played a key role in developing financial planning and analysis and data analytics at Greif for nine years will now take charge of our Investor Relations. This is part of their professional growth plans. And I want to thank Matt for his leadership as our Head of Corporate Development and Investor Relations for the past several years, and welcome Bill to the new role. With that, I'd like to thank you once more for dialing in today, and we will now open the lines for Q&A.

QUESTION AND ANSWER SECTION
Operator
Our first question will come from Ghansham Panjabi of Baird.

Ghansham Panjabi
Robert W. Baird & Co. Incorporated, Research Division
Congrats to you, Matt. Good luck in the future. I guess, first off, maybe you can give us a sense as to how volumes during the first quarter compared to your initial plan and how things are looking so far in February. There are some recent indications on ISM, et cetera, on a global basis have seemed a little bit better. Just wondering if you're seeing any green shoots associated with that.

Ole G. Rosgaard
President, CEO & Director
Yes, so as I said, Ghansham, throughout January, volume has been depressed. We have seen some sequential improvements but it's not really enough to signal an inflection. We spoke a little bit about APAC and in Europe, where we have seen a little bit of green shoots, but it is on a spot-by-spot basis. What I would say is that when we speak to our customers, they seem much more positive than they have been for a long time, although we haven't seen that materialize into volume yet.

Ghansham Panjabi
Robert W. Baird & Co. Incorporated, Research Division
Got it. And then in terms of the EBITDA differential, the $25 million between your previous low end versus now, is that just purely a containerboard pricing?

Lawrence Allen Hilsheimer
Executive VP & CFO
Predominantly steel, Ghansham. But also, the teams have done some good jobs. We're lowering our estimate of SG&A for the rest of the year, about $6 million. And our closures business is actually turned out. Ole mentioned a little bit about that in our comments. That's another $5 million of lift and then just some other items, $3 million. So, you've got about $11 million of price cost across both businesses of lift, and then the SG&A is $6 million, closures $5 million and then another $3 million in miscellaneous currency and other stuff.

Operator
Our next question will be coming from Michael Hoffman at Stifel.

Michael Edward Hoffman
Stifel, Nicolaus & Company, Incorporated, Research Division
Matt, congratulations. And Ole, I always respect companies who treat Matt's position as a strategic role, so good luck to Bill, too.

Ole G. Rosgaard
President, CEO & Director
Thank you. He'll do well.

Michael Edward Hoffman
Stifel, Nicolaus & Company, Incorporated, Research Division
On the Q&A side of it, can we dig a little bit in -- if you pick end market customers that -- if that -- individually, is there 2 or 3 of them that if they make a change here in North America, this is going to shift the momentum? It's not 20 of them. It's 2 or 3 end markets. Maybe it's only 1 or 2. Who are we watching at this point to shift their demand outlook?

Ole G. Rosgaard
President, CEO & Director
Yes. I would really focus on the chemical customers or the chemical end segments, both in -- the biggest segment is the bulk and commodity chemicals. And that has been significantly down. And then the next one is specialty chemicals. Those are the really 2 big ones. And then the third one would be lube, petrol lube and oils.

Michael Edward Hoffman
Stifel, Nicolaus & Company, Incorporated, Research Division
The lube market seems to have corrected their end market oversupply, all the finished goods, the destocking. So, is there early green shoots there?

Ole G. Rosgaard
President, CEO & Director
As I said, we've seen pockets sort of sporadic progress, but it's still not enough to say that it's permanent. We still see a little bit of destocking, but again, it's very sporadic depending on what end segment we're looking at. But I would say it's too early to signal that's an inflection point.

Michael Edward Hoffman
Stifel, Nicolaus & Company, Incorporated, Research Division
Okay. And then on the paper side, there's a whole bunch of new capacity coming online in North America and Latin America. How is that factored into virgin capacity, making paper? How is that factored into your outlook?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. We have continued to see just demand being weak. But like we said, we did see some turn up in containerboard demand through the end of the first quarter. And the new capacity, this is the one, Mike we've talked about often over the years, that every year since I've been here, Armageddon is coming next week in this business. And yet I think that the industry has managed to work its way through it and understand that focusing on serving the customers and retaining them by providing excellent service helps combat that in terms of loss of customers.

So, like I said, we adjusted our guidance up for the price that was recognized by RISI in January. But again, I'll repeat what I said. It stuns me that we are still dealing with some survey-based process to recognize price in this industry when everybody else in the world has moved on to data and analytics and facts. Because what we were seeing out on the street was no big push back on the price. Everybody knew cost-driven factors justified the price and yet it didn't get recognized. So that's the biggest factor in our containerboard business right now.

Michael Edward Hoffman
Stifel, Nicolaus & Company, Incorporated, Research Division
Okay. And then when you think about where you would like to sort of -- the next incremental M&A to fill in the white space in the model, what's the sort of key place that you're watching that today?

Ole G. Rosgaard
President, CEO & Director
Well, we -- as we've said, our focus on M&A is in resin-based products with high margins and paper converting products with high margins. And you -- on paper, you find that in niche markets.

Operator
Thank you, as a friendly reminder if you would like to ask a question please press *11 on your telephone. And our next question will come from Gabe Hajde of Wells Fargo.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
Matt, congrats. On Slide 4, you mentioned it briefly about some of the recent acquisitions. And sometimes the pushback that we all hear is sometimes, companies do acquisitions to mask some weakness in the underlying business or something like that. We would contend, hey, look, if you guys can deploy capital in M&A in a period of depressed demand, maybe you can pick up a deal here and there.

I'm just curious if you could give us any specifics as it relates to the couple of deals that you guys have now integrated in terms of key learnings, number one; and number two, if these deals are kind of hitting underlying or economics that were underpinning those acquisitions.

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. Gabe, I would say, so far, we're extremely pleased. All of these, a big factor for us was a cultural fit. And the Lee acquisition has been particularly incredible from that perspective. I mean it has gone extremely well. They're dealing with the same kind of demand challenges that the entire industry is, but we sort of knew that going in. I mean it's a broader economic thing.

But the results that they are delivering are in line with what we were expecting. The integration has gone extremely well. Reliance is a pretty small one plant kind of thing. It's going very well, too. They're adapting to our safety culture and our focus on our people, and that will end up being successful, but it's tiny.

The IPACKCHEM transaction, even though it hasn't closed yet, our integration activities are well down the path, and as soon as that closes, we expect that to hit the ground running. The cultural fit, again, seems extremely strong. And then we couldn't be more pleased with ColePak. I mean ColePak is just -- I mean it's almost like they were part of Greif for the last 30 years. So -- and these aren't masking anything. They're obviously along the strategic plan that we delivered. And in all of these, we're seeing actually volumes better than our legacy business. So, we're really pleased.

Ole G. Rosgaard
President, CEO & Director
Gabe just to the comment you made about masking. The strategy we have redeveloped 3 years ago, we announced it to the investment community 2 years ago. And what we have seen is that we are just executing on the strategy we presented to the investment community. So, it's very, very, very intentional what we have done.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
Appreciate that, Ole. Another one on, I guess, organic investment and what you guys are doing internally. If memory serves, I think the litho-laminator in Louisville was up and running and the sheet feeder was sort of underway. Are you guys commercializing that at this point? Or, just update us on where you're at with the sheet feeder?

Ole G. Rosgaard
President, CEO & Director
The sheet feeder, we're in the final phases of getting permits sorted out, fire permits and that sort of thing. And we will be operational by end of May of this year, and we will serve the first customer on June 1.

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes, and the laminator is up and operating. And actually, it's going very, very well.

Operator
I would now like to turn the conference back to Matt Leahy for closing remarks.

Matthew Leahy
Vice President of Corporate Development & Investor Relations
Thank you all again for joining. Have a great day.

Operator
This concludes today's conference call. Thank you for participating. You may now disconnect.